Exhibit 99.1

PRESS RELEASE

LinkedIn Announces Third Quarter 2011 Financial Results

– Revenue Growth of 126%, to $139.5 million –

– GAAP EPS of $(0.02); Non-GAAP EPS of $0.06 –

– Strong Growth in Key Member Engagement Metrics –

Mountain View, Calif. – November 3, 2011 – LinkedIn Corporation (NYSE: LNKD), the world’s largest professional network on the Internet, today reported its financial results for the third quarter ended September 30, 2011:

•	Revenue for the third quarter was $139.5 million, an increase of 126% compared to $61.8 million for the third quarter of 2010

•

Net loss for the third quarter was $1.6 million, compared to net income of $4.0 million for the third quarter of 2010; Non-GAAP net income for the third quarter was $6.6 million, compared to $6.0 million for the third quarter of 2010. Non-GAAP measures exclude tax-effected stock-based compensation expense and tax-effected amortization of acquired intangible assets

•	Adjusted EBITDA for the third quarter was $24.7 million, or 18% of revenue, compared to $11.1 million for the third quarter of 2010, or 18% of revenue

•	GAAP EPS for the third quarter was $(0.02); Non-GAAP EPS for the third quarter was $0.06

•	Members grew to 131.2 million, an increase of 63% from the third quarter of 2010

•

Average comScore unique visitors of 87.6 million per month, an increase of 64% from the third quarter of 2010; total comScore page views of 7.6 billion, an increase of 51% from the third quarter of 2010

“LinkedIn had a strong third quarter, with significant, broad-based growth across all of our revenue streams, member engagement metrics, geographies, and sales channels,” said Jeff Weiner, CEO of LinkedIn. “Our results underscore the long-term strength of our global platform and our business model.”

Third Quarter Financial Details and Operating Summary

LinkedIn reported revenue of $139.5 million for the quarter ended September 30, 2011, an increase of 126% compared to the third quarter of 2010, and the 8th straight quarter of accelerated revenue growth.

•

Hiring Solutions: Revenue from Hiring Solutions products totaled $71.0 million, an increase of 160% compared to the third quarter of 2010. Hiring Solutions revenue represented 51% of total revenue in the third quarter of 2011, compared to 48% in the second quarter of 2011 and 44% in the third quarter of 2010.

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Marketing Solutions: Revenue from Marketing Solutions products totaled $40.1 million, an increase of 113% compared to the third quarter of 2010. Marketing Solutions revenue represented 29% of total revenue in the third quarter of 2011, compared to 32% in the second quarter of 2011 and 31% in the third quarter of 2010.

•

Premium Subscriptions: Revenue from Premium Subscriptions products totaled $28.4 million, an increase of 81% compared to the third quarter of 2010. Premium Subscriptions represented 20% of total revenue in the third quarter of 2011, compared to 20% in the second quarter of 2011 and 25% in the third quarter of 2010.

Revenue from the U.S. totaled $94.0 million, and represented 67% of total revenue in the third quarter of 2011. Revenue from international totaled $45.5 million, and represented 33% of total revenue in the third quarter of 2011.

Revenue from the field sales channel totaled $74.5 million, and represented 53% of total revenue in the third quarter of 2011. Revenue from the online, direct sales channel totaled $65.0 million, and represented 47% of total revenue in the third quarter of 2011.

GAAP net loss for the third quarter was $1.6 million, compared to net income of $4.0 million for the third quarter of 2010. Non-GAAP net income for the third quarter was $6.6 million, compared to $6.0 million in the third quarter of 2010.

Adjusted EBITDA was $24.7 million in the third quarter of 2011, or 18% of revenue, compared to $11.1 million in the third quarter of 2010, or 18% of revenue.

GAAP EPS was $(0.02) based on 96.3 million fully-diluted weighted shares outstanding compared to $0.02 for the third quarter of 2010 based on 46.6 million fully-diluted weighted shares outstanding; Non-GAAP EPS was $0.06 based on 107.5 million fully-diluted weighted shares outstanding compared to $0.07 for the third quarter of 2010 based on 92.2 million fully-diluted weighted shares outstanding.

“The company posted its eighth straight quarter of accelerated revenue growth and achieved record engagement on the LinkedIn platform,” said Steve Sordello, CFO of LinkedIn. “We delivered strong adjusted EBITDA and record levels of operating and free cash flow. LinkedIn plans to maintain a long-term perspective with investment in our key strategic areas.”

For additional information, please see the “Selected Company Metrics and Financials” page, updated through the end of the third quarter of 2011, on LinkedIn’s Investor Relations site.

Third Quarter Highlights and Strategic Announcements

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LinkedIn unveiled revamped mobile apps for iOS and Android, as well as a new mobile web experience. Mobile page views are up more than 400% year over year, and accounted for more than 10% of total LinkedIn page views and more than 12% of total unique visits in the quarter.

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LinkedIn extended its platform with the launch of Apply with LinkedIn, which allows any company or organization to let people apply for jobs using their LinkedIn profile and leverage their LinkedIn connections. Hundreds of thousands of job applications have been submitted to date through Apply with LinkedIn.

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LinkedIn introduced new profile sections designed to enable students and recent college graduates, the site’s fastest-growing demographic, to add projects, awards, and coursework experience to their professional profiles.

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LinkedIn added to its European presence with the opening of its first office in Germany. Including the opening of an office in Japan in October 2011, LinkedIn now has 14 offices outside the United States.

Business Outlook

As of today, LinkedIn is providing guidance for the fourth quarter of 2011 and updating guidance for the full year 2011 on both revenue and adjusted EBITDA. LinkedIn is also initiating guidance for depreciation & amortization and stock-based compensation.

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Q4 FY11 Guidance: Revenue for the fourth quarter of 2011 is projected to be in the range of $154 million to $158 million. For the fourth quarter of 2011, the company expects to report adjusted EBITDA of $19 million to $21 million. The company expects depreciation and amortization in the range of $14 million to $16 million, and stock-based compensation in the range of $10 million to $12 million.

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Full Year FY11 Guidance: Revenue for the full year of 2011 is projected to be in the range of $508 million to $512 million. For the full year of 2011, the company expects to report adjusted EBITDA of $83 million to $85 million. The company expects depreciation and amortization in the range of $43 million to $45 million, and stock based-compensation in the range of $29 million to $31 million.

Quarterly Conference Call

LinkedIn plans to host a webcast/conference call to discuss its third quarter 2011 financial results and business outlook today at 2:00 p.m. Pacific Time. Jeff Weiner and Steve Sordello will host the webcast, which can be viewed on the investor relations section of the LinkedIn website at http://investors.linkedin.com/. This call will contain forward-looking statements and other material information regarding the company’s financial and operating results. Following completion of the call, a recorded replay of the webcast will be available on the website. For those without access to the Internet, a replay of the call will be available beginning at 5:00 p.m. Pacific Time on November 3, 2011 through November 10, 2011 at 9:00 p.m. Pacific Time. To listen to the telephone replay, call (855) 859-2056, access code 18194888.

Press contact

Hani Durzy

hdurzy@linkedin.com

650-605-0829

PRESS RELEASE

Investor contact

Matt Sonefeldt

msonefeldt@linkedin.com

650-605-0861

About LinkedIn

Founded in 2003, LinkedIn connects the world’s professionals to make them more productive and successful. With more than 135 million members worldwide, including executives from every Fortune 500 company, LinkedIn is the world’s largest professional network on the Internet. The company has a diversified business model with revenue coming from member subscriptions, marketing solutions and hiring solutions. Headquartered in Silicon Valley, LinkedIn also has offices across North America, as well as throughout Europe, Asia and Australia.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the company uses the following non-GAAP financial measures: adjusted EBITDA, non-GAAP net income, and non-GAAP EPS (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

The company excludes the following items from one or more of its non-GAAP measures:

Stock-based compensation. The company excludes stock-based compensation because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. The company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements and facilitates comparisons to competitors’ operating results.

Amortization of acquired intangible assets. The company excludes amortization of acquired intangible assets because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. In addition, excluding this item from various non-GAAP measures facilitates internal comparisons to historical operating results and comparisons to competitors’ operating results.

Income tax effect of non-GAAP adjustments. Excluding the income tax effect of non-GAAP adjustments from the provision for income taxes assists investors in understanding the tax provision related to those adjustments and the effective tax rate related to ongoing operations.

PRESS RELEASE

Assumed preferred stock conversion. As a result of the company’s initial public offering, all outstanding shares of preferred stock were automatically converted into shares of Class B common stock. Consequently, non-GAAP diluted net income per share has been calculated assuming the conversion of all outstanding shares of preferred stock into shares of Class B common stock.

Dilutive shares under the treasury stock method. During the third quarter of 2011, the company excluded certain potential common shares from its GAAP diluted shares because their effect would have been anti-dilutive. On a non-GAAP basis, these shares would have been dilutive. As a result, the company has included the impact of these shares in the calculation of its non-GAAP diluted net income per share under the treasury stock method.

For more information on the non-GAAP financial measures, please see the “Reconciliation of GAAP to non-GAAP Financial Measures” table in this press release. This accompanying table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures. Additionally, the company has not reconciled adjusted EBITDA guidance to net income guidance because it does not provide guidance for other income (expense) and provision for income taxes, which are reconciling items between net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of the company’s control and/or cannot be reasonably predicted, the company is unable to provide such guidance. Accordingly, a reconciliation to net income (loss) is not available without unreasonable effort.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about our planned investments in key strategic areas, and our expected financial metrics such as revenue, adjusted EBITDA, depreciation and amortization and stock-based compensation for the fourth quarter of 2011 and the full fiscal year . The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include—but are not limited to—risks associated with the company’s short operating history in a new and unproven market; engagement of its members; the price volatility of its Class A common stock; expectations regarding the company’s ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that its website is accessible at all times with short or no perceptible load times; security measures and the risk that the company’s website may be subject to attacks that degrade or deny the ability of members to access the company’s solutions; members and customers curtailing or ceasing to use the company’s solutions; the company’s core value of putting members first, which may conflict with the short-term interests of the business; privacy issues; increasing competition in the market for online professional networks; and the dual class structure of the company’s common stock.

PRESS RELEASE

Further information on these and other factors that could affect the company’s financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the company’s Form 10-Q that will be filed for the quarter ended September 30, 2011. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at http://investors.linkedin.com/. All information provided in this release and in the attachments is as of November 3, 2011, and LinkedIn undertakes no duty to update this information.

LINKEDIN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	December 31,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$366,806	$92,951
Short-term investments	20,922	—
Accounts receivable (net of allowance for doubtful accounts of $4,022 and $2,672 at September 30, 2011 and December 31, 2010, respectively)	74,652	58,263
Deferred commissions	8,412	8,684
Prepaid expenses and other current assets	12,356	5,767
Income tax receivable	3,154	3,090
Deferred income taxes	3,451	3,451

Total current assets	489,753	172,206
Property and equipment, net	105,070	56,743
Goodwill	1,564	—
Intangible assets, net	3,769	5,232
Other assets	4,912	4,007

TOTAL ASSETS	$605,068	$238,188

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,900	$2,064
Accrued liabilities	61,142	38,003
Deferred revenue	114,127	64,985
Income tax payable	752	420

Total current liabilities	183,921	105,472
LONG TERM LIABILITIES	2,015	1,861
DEFERRED TAX LIABILITIES	14,259	6,625

Total liabilities	200,195	113,958

COMMITMENTS AND CONTINGENCIES
REDEEMABLE CONVERTIBLE PREFERRED STOCK	—	87,981
STOCKHOLDERS’ EQUITY:
Convertible preferred stock	—	15,846
Class A and Class B common stock	10	4
Additional paid-in capital	404,529	25,074
Accumulated other comprehensive income (loss)	13	(3)
Accumulated earnings (deficit)	321	(4,672)

Total stockholders’ equity	404,873	36,249

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$605,068	$238,188

PRESS RELEASE

LINKEDIN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net revenue	$139,476	$61,792	$354,448	$161,403
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	22,096	11,835	57,282	29,982
Sales and marketing	46,074	14,831	111,454	38,340
Product development	35,022	17,188	90,171	44,151
General and administrative	20,121	9,092	50,408	23,431
Depreciation and amortization	11,555	4,845	29,316	12,986

Total costs and expenses	134,868	57,791	338,631	148,890

Income from operations	4,608	4,001	15,817	12,513
Other income (expense), net	(1,788)	434	(1,328)	(269)

Income before income taxes	2,820	4,435	14,489	12,244
Provision for income taxes	4,418	475	9,496	2,176

Net income (loss)	$(1,598)	$3,960	$4,993	$10,068

Net income (loss) attributable to common stockholders	$(1,598)	$915	$4,993	$1,853

Net income (loss) per share attributable to common stockholders:
Basic	$(0.02)	$0.02	$0.07	$0.04

Diluted	$(0.02)	$0.02	$0.05	$0.04

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	96,276	42,515	69,992	42,239

Diluted	96,276	46,601	102,613	45,486

LINKEDIN CORPORATION

SUPPLEMENTAL REVENUE INFORMATION

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue by product:
Hiring Solutions	$70,995	$27,274	$175,948	$65,926
Marketing Solutions	40,072	18,836	106,325	51,370
Premium Subscriptions	28,409	15,682	72,175	44,107

Total	$139,476	$61,792	$354,448	$161,403

Revenue by geography:
United States	$94,005	$45,730	$241,864	$118,564
International	45,471	16,062	112,584	42,839

Total	$139,476	$61,792	$354,448	$161,403

Revenue by channel:
Field sales	$74,465	$33,552	$191,792	$87,438
Online sales	65,011	28,240	162,656	73,965

Total	$139,476	$61,792	$354,448	$161,403

PRESS RELEASE

LINKEDIN CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Non-GAAP net income and net income per share:
GAAP net income (loss)	$(1,598)	$3,960	$4,993	$10,068
Add back: stock-based compensation	8,498	2,231	19,156	6,120
Add back: amortization of intangible assets	809	132	2,480	239
Income tax effect of non-GAAP adjustments	(1,077)	(316)	(3,469)	219

NON-GAAP NET INCOME	$6,632	$6,007	$23,160	$16,646

GAAP diluted shares	96,276	46,601	102,613	45,486
Add back: assumed preferred stock conversion	—	45,648	—	45,645
Add back: dilutive shares under the treasury stock method	11,208	—	—	—

NON-GAAP DILUTED SHARES	107,484	92,249	102,613	91,131

NON-GAAP DILUTED NET INCOME PER SHARE	$0.06	$0.07	$0.23	$0.18

Adjusted EBITDA:
Net income (loss)	$(1,598)	$3,960	$4,993	$10,068
Provision for income taxes	4,418	475	9,496	2,176
Other (income) expense, net	1,788	(434)	1,328	269
Depreciation and amortization	11,555	4,845	29,316	12,986
Stock-based compensation	8,498	2,231	19,156	6,120

ADJUSTED EBITDA	$24,661	$11,077	$64,289	$31,619